Exhibit 10.21

SEVERANCE AND MUTUAL GENERAL RELEASE AGREEMENT

THIS SEVERANCE AND MUTUAL GENERAL RELEASE AGREEMENT (this “Agreement”), by and between William Speed Keenan (the “Employee”) and LBI Media, Inc, a California Corporation (“LBI Media”), includes a general release of claims executed by the Employee as a condition for receiving severance pay as set forth herein.

1. Resignation of Employment: Employee hereby voluntarily resigns from his position as Chief Financial Officer, as well as an employee of LBI Media in any capacity, effective as of January 26, 2007. LBI Media will issue a press release reasonably acceptable to Employee and LBI Media stating that Employee departed LBI Media to pursue other opportunities and that LBI Media wishes him well.

2. Acknowledgement Of Receipt Of Amounts Owed On Termination: Employee acknowledges and agrees that except as provided for in this Agreement, Employee has received all amounts owed to him by LBI media, including Employee’s regular and usual salary (including, but not limited to, any commissions, bonuses or other wages), usual benefits, and accrued but unused vacation and personal time up through and including January 26, 2007. Employee acknowledges and agrees that Employee is not entitled to payment of a bonus.

3. Severance Pay: In the event that Employee: (a) executes this Agreement; (b) is not in breach or default of this Agreement or the surviving terms of the Employment Agreement (as defined herein); (c) has performed all obligations under this Agreement; and (d) has not revoked this Agreement, LBI Media agrees to pay Employee severance in the lump sum amount of $62,499 less standard withholdings and authorized deductions. The parties acknowledge that Keenan has submitted a new Form W-4 intended to result in federal income tax withholding of $3,000 and California income tax withholding of $500, and the Company agrees to honor such W-4 to the extent consistent with published tax law guidance. Such severance payment shall be made within 8 days of Employee’s execution of this Agreement by wire transfer, but in no event prior to the lapse of the revocation period for this Agreement. For the avoidance of doubt, LBI media shall have no obligation to pay the severance payment until this Agreement becomes irrevocable by Employee.

4. Benefit Continuation: LBI Media will continue to cover Employee in his current health insurance option through April 30, 2007. Employee shall have the option to continue his health insurance for 18 months thereafter, as may be required or authorized under law by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). In the event Employee exercises his right to so continue his health insurance, Employee will be responsible for paying COBRA premiums for the coverage period beginning no later than the first day of May 2007.

5. Return of Property: LBI Media represents, acknowledges and covenants that on or before February 9, 2007 (the “Return Date”), it will return to Employee (to the extent then in possession of LBI Media) his Blue Tooth headphone and his personal files, both paper and electronic, including his Outlook contacts. Employee represents, acknowledges and covenants that not later than the date which is five (5) days following the execution of this

Agreement, he will return to LBI Media all property of LBI Media in his possession or under his control. Employee further represents, acknowledges, and covenants that following the Return Date, he will not retain any other Company property in his possession or under his control, including hard copy or electronically stored documents, computer disks, written policies or procedures or other documents pertaining to any past, present or known prospective clients of the Company, and that he has not given and will not have given these or similar items to any third party, except in the course and scope of his employment with Company.

6. Expense Reimbursement: LBI Media represents, acknowledges and covenants that it will pay to Employee any outstanding expense reimbursements per usual LBI Media policy and Employee acknowledges that prior to his execution of this Agreement he has submitted all outstanding expense reimbursement requests. Employee represents, acknowledges and covenants that any expense reimbursement requests submitted before the date of this agreement have been paid in full.

7. Release And Waiver: Employee understands and agrees that, by signing this Agreement, Employee, on his own behalf and on behalf of his partners, descendants, dependents, heirs, executors, administrators, assigns and successors, acknowledges full and complete satisfaction of and is releasing and discharging and promising not to sue LBI Media and its heirs, successors and assigns, subsidiaries, affiliated entities, past and present, as well as its and their trustees, directors, officers, shareholders, members, agents, attorneys, insurers and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees”), with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employee now owns or holds or has at any time heretofore owned or held as against said Releasees, or any of them, arising out of or in any way connected with his/her employment relationship with LBI Media, or Employee’s separation from employment, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement, including specifically but without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Fair Labor Standards Act, the National Labor Relations Act, the Worker Adjustment Retraining and Notification Act, the Employee Retirement Income Security Act, the California Fair Employment and Housing Act, the California Family Rights Act, California law regarding Relocations, Terminations, and Mass Layoffs, the California Labor Code, or any other federal, state or local law, regulation or ordinance; provided, however, that the foregoing release shall not apply to any claim of indemnity to which Employee is entitled by law or under insurance maintained by LBI Media with respect to liability Employee may have incurred in his capacity as an employee of LBI Media, to any claim that may not be waived by reason of applicable law or public policy nor to any obligation created under the terms of this Agreement. Without limiting the generality of the foregoing, Employee expressly acknowledges that through this Agreement he is waiving any and all rights under his employment agreement with LBI Media, dated as of April 18, 2006 (the “Employment Agreement).

8. Release of Employee: Except as provided for herein, LBI Media hereby fully and forever releases and discharges Employee from, and covenants not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against Employee with respect to, any matter arising out of or relating to Employee’s employment, or the ending thereof, or any acts of Employee, including, without limitation, any claims and causes of action against Employee which relate to conduct occurring before and up to the date of this Agreement. The foregoing release of Employee shall not apply to any claims, known or unknown, which arise out of facts which constitute a breach of fiduciary duty or a crime under any federal, state, or local statute, law, ordinance or regulation.

9. Waiver of ADEA Claims: Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Employee also expressly acknowledges and agrees that:

(a) In return for this Agreement, Employee will receive consideration, i.e., something of value, beyond that to which he was already entitled before entering into this Agreement;

(b) Employee is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

(c) When given a copy of this Agreement, Employee was informed that he had 21 days within which to consider it;

(d) Employee was informed that he has seven (7) days following the date he executes the Agreement in which to revoke it; and

(e) Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

10. Waiver Of Civil Code Section 1542: It is the intention of the parties in signing this Agreement that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, the parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action referred to above. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

11. Non-disparagement: Employee agrees that he will refrain from making, either orally or in writing, disparaging statements about LBI Media, its officers, directors, employees, shareholders, or agents in any manner likely to be harmful to them or their business, business reputation, or personal reputation, and LBI Media agrees that Lenard Liberman and Jose Liberman shall refrain from making, either orally or in writing, disparaging statements about Employee in any manner likely to be harmful to him, his business reputation, or personal reputation. This section shall not apply to the extent Employee, Lenard Liberman or Jose Liberman is compelled to testify truthfully in a legal proceeding, including any legal proceeding between the parties to the Agreement.

12. Denial Of Liability: While this Agreement resolves all issues that Employee may have with LBI Media and vice versa, as well as any future effects of any acts or omissions, it does not constitute an admission by Employee or LBI Media or any of its employees, officers or agents of any violation of any federal, state or local law, ordinance or regulation or of any violation of LBI Media’s policies or procedures or of any liability or wrongdoing whatsoever. Neither this Agreement nor anything in this Agreement shall be construed to be, or shall be admissible in any proceeding as, evidence of liability or wrongdoing by Employee or LBI Media or any of its employees or agents. This Agreement may be introduced, however, in any proceeding to enforce this Agreement.

13. Warranty Regarding Non-Assignment: The parties warrant and represent that they have not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof, and that each shall defend, indemnify and hold harmless the other (and all other Releasees) from and against any claim based on or in connection with or arising out of any such assignment or transfer made, purported, or claimed.

14. Third-Party Beneficiaries: Employee and LBI Media expressly acknowledge that their intent is to make Releasees express third-party beneficiaries to Paragraphs 7 through 22 of this Agreement. Employee and LBI Media agree that each and every Releasee shall be a third-party beneficiary and shall be entitled to enforce such provisions.

15. Integration Clause: This instrument constitutes and contains the entire agreement and final understanding concerning Employee’s employment with LBI Media, the termination of Employee’s employment, and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Sections IV, V, VII, VIII and IX of the Employment Agreement shall continue in full force and effect as set forth therein and survive the execution of this Agreement.

16. Severability: If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

17. Choice Of Law: This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws, except to the extent that federal law would govern.

18. Non-Waiver: No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

19. Warranty Regarding Assistance Of Counsel: In entering this Agreement, the parties represent that they have had the opportunity to consult with attorneys of their own choice, and that the terms of this Agreement are fully understood and voluntarily accepted by them.

20. Interpretation Of Agreement: Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

21. Arbitration: Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or any other controversy arising out of Employee’s employment with LBI Media or the termination of Employee’s employment with LBI Media, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Los Angeles County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Los Angeles County, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement. The Arbitrator shall determine the allocation of associated fees and costs in accordance with applicable law. Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents, employees and all others acting on behalf of or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.

22. Revocation: Employee may revoke this Agreement in its entirety during the seven (7) days following his execution of this Agreement. Any revocation of the Agreement must be in writing and hand delivered by messenger to the attention of Lenard Liberman of LBI Media. This Agreement will become effective and enforceable seven (7) days following execution by Employee, unless it is revoked during the seven-day period consistent with the terms of this paragraph.

EMPLOYEE affirms that Employee has read and understands this Agreement and has had the opportunity to consult with counsel and hereby agrees to voluntarily sign it. Employee declares under penalty of perjury that the foregoing is true and correct.

IN WITNESS WHEREOF, the parties have executed this Severance and General Release Agreement.

EXECUTED this 8th day of February, 2007, at Burbank, California.

EMPLOYEE:

/s/ William Speed Keenan
William Speed Keenan

LBI Media

By:	/s/ Lenard Liberman
Title:	Executive Vice President

ACKNOWLEDGMENT AND WAIVER

I, William Speed Keenan, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

EXECUTED this 8th day of February, 2007, at Los Angeles County, California.

/s/ William Speed Keenan
William Speed Keenan